UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2015

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois   60062

(Address of principal executive offices)    (Zip Code)

Registrant’s   telephone   number,   including  area  code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On May 5, 2015, the Registrant completed its previously announced accelerated share repurchase agreement (“ASR”) with Goldman, Sachs & Co. (“Goldman”). In accordance with the terms of the agreement, Goldman notified the Registrant of the completion of the ASR on May 6, 2015.

Under the agreement, the Registrant repurchased 7,109,678 common shares (or 1.7% of its shares outstanding as of the date the agreement was executed, March 19, 2015) at an average share price of $70.33.  The Registrant has placed all of the shares acquired under the agreement into its treasury.

The agreement was part of the Registrant’s common share repurchase program totaling $3 billion announced on February 4, 2015.  Pursuant to this program and including shares purchased under the agreement, during 2015 the Registrant has repurchased 10.1 million common shares in total as of May 8, 2015, for an aggregate amount of $712 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

	By:	/s/ Daniel G. Gordon
		Name:	Daniel G. Gordon
		Title:	Vice President, Assistant General
Counsel and Assistant Secretary

Date: May 8, 2015